UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2015 (October 6, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine Street, Suite 500
Denver, CO 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 6, 2015, the Company received a notice from Wells Fargo Bank, N.A. (the "Administrative Agent") under its Amended and Restated Credit Agreement, dated as of May 1, 2014 (the "Credit Facility"), by and among the Company, the Administrative Agent, and the lenders party thereto, that, effective as of October 6, 2015, the borrowing base under the Credit Facility has been decreased to $120 million as part of the Company's regularly scheduled semi-annual redetermination by its lenders. The decrease in the Company's borrowing base under the Credit Facility resulted in a deficiency of approximately $19.6 million. The new $120 million borrowing base will be in effect until the Company's next borrowing base redetermination for the Credit Facility.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2015, the Company issued a press release titled “Emerald Oil Announces Redetermination of its Borrowing Base.” The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

99.1	Press Release of Emerald Oil, Inc., dated October 12, 2015 titled “Emerald Oil Announces Redetermination of its Borrowing Base.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: October 13, 2015	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Emerald Oil, Inc., dated October 12, 2015 titled “Emerald Oil Announces Redetermination of its Borrowing Base.”

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